UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2009

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 28, 2009, Quicksilver Resources Inc. ("Quicksilver") launched an amendment to the credit agreement governing its $598 million outstanding second lien term loan due 2013.  If the amendment is approved, Quicksilver would have the ability to incur additional pari passu indebtedness, provided that 100% of the net proceeds of such indebtedness are used to pay down the second lien term loan due 2013.  The amendment would also relax certain asset coverage covenants through March 31, 2010 and increase the interest rate as of June 30, 2009 by 250 basis points. Quicksilver continues to monitor the debt capital markets in contemplation of such refinancing opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President –
Chief Financial Officer

Date: May 28, 2009